Exhibit 23

Consent of Independent Auditors

We have issued our report dated February 14, 2002, accompanying the consolidated financial statements of First M & F Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002. We consent to the incorporation by reference of said report in the Registration Statements (No. 333-46590 and No. 333-76615) on Form S-8 and the Registration Statement (No. 333-76611) on Form S-3D.

/s/ Shearer, Taylor & Co., P.A.

Ridgeland, Mississippi
Date – February 28, 2003